Exhibit 10.16

This Document Prepared By and
After Recording Return To:
Troy M. Lovell, Esq.
Foley & Lardner
100 N. Tampa Street, Suite 2700
Tampa, FL  33602
--------------------------------------------------------------------------------
Property I.D. Nos.:

      THE ENCUMBRANCE OF THIS INSTRUMENT IS
      LIMITED TO $1,000,000.00

                         MORTGAGE AND SECURITY AGREEMENT

      THIS MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") is made this 12th day of April, 2000, between Elcotel, Inc., a Delaware corporation ("Mortgagor"), whose address is: 6428 Parkland Drive, Sarasota, Florida 34243, and Bank of America, N.A. d/b/a NationsBank, N.A. (the "Mortgagee"), whose address is 100 North Tampa, Suite 1700, Tampa, Florida 33602.

                                    RECITALS:

      Mortgagor is indebted to Mortgagee pursuant to that certain Consolidated Promissory Note dated November 25, 1997, in the principal amount of $15,000.000.00, as revised by a First Replacement Promissory Note dated March 29, 1999, in the original principal amount of $10,000,000.00 ("Note 1"), a Promissory Note dated March 29, 1999, in the original principal amount of $1,500,000.00 ("Note 2"), a Second Replacement Promissory Note dated March 29, 1999, in the original principal amount of $4,000,000.00 ("Note 3"), a Consolidated Promissory Note dated November 25, 1997, in the original principal amount of $1,920,000.00 ("Note 4"), and a Promissory Note dated June 29, 1999 in the original principal amount of $2,000,000.00 ("Note 5")(collectively, Note 1, Note 2, Note 3, Note 4, and Note 5 shall be referred to as the "Notes").

      NOW, THEREFORE, to secure the performance by Mortgagor of all covenants and conditions of the Notes, this Mortgage, and all other instruments securing the Notes, and all existing or future notes, loans, guaranties, or other indebtedness owed by Mortgagor to Mortgagee, including, without limitation, all future advances, obligatory or otherwise, notwithstanding that such indebtedness is secured by other mortgages, and including all expenses or obligations incurred by Mortgagee pursuant to any existing or future mortgage, loan or security agreement, and in order to charge the properties, interests, and rights hereinafter described with such payment and performance, and for and in consideration of the sum of Ten and 00/100 Dollars ($10.00), Mortgagor does hereby mortgage to Mortgagee and, where applicable, grant a security interest in:

                            I. THE MORTGAGED PROPERTY

      (A) All of the land in the County of Manatee, State of Florida, described on Exhibit A attached hereto and made a part hereof, together with all buildings, structures, and improvements located thereon, to have and to hold the same, together with each and every tenement, hereditament, easement, right, power, privilege, immunity, and appurtenance thereunto belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, and also the estate, right, title, interest, homestead, right of dower, separate estate, property, possession, and claim whatsoever in law as well as in equity of Mortgagor of, in, and to the same in every part and parcel thereof unto Mortgagee in fee simple.

      (B) (i) All personal property and fixtures now or hereafter affixed to or located on the property described in Paragraph A hereof which is deemed to be fixtures and a part of the real property hereof which is deemed to be fixtures and a part of the real property under applicable law; (ii) all articles of personal property and all materials delivered to the property described in Paragraph A hereof for use in any way thereof, and owned by Mortgagor; (iii) all contract rights, general intangibles, actions, and rights in action, including, without limitation, all rights to insurance policies and proceeds; (iv) all equipment including, without limitation, parts, accessories, attachments, special tools, additions, and accessions thereto; (v) all proceeds, products, replacements, additions, substitutions, renewals, and accessions of any of the foregoing items; and (vi) proceeds of conversion, whether voluntary or involuntary, of the land described in paragraph (a), above, or any part thereof, into cash or liquidated claims. This Mortgage is a self-operative security agreement with respect to the above described property, but Mortgagor agrees to execute and deliver on demand such other security agreements, financing statements, and other instruments as Mortgagee may request in order to perfect its security interest or to impose the lien hereof more specifically upon any of such property. Mortgagee shall have all the rights and remedies, in addition to those specified herein, of a secured party under the Florida Uniform Commercial Code.

      (C) All rents, issues, profits, revenue, income, accounts, proceeds, and other benefits flowing or derived from the property described in Paragraphs (A) and (B) hereof, provided, however, that permission is hereby given to Mortgagor so long as no default has occurred hereunder, to collect, receive, and use such benefits from the property as they become due and payable, but not in advance thereof.

      Everything referred to in Paragraphs (A), (B), and (C) hereof, and any additional property hereafter acquired by Mortgagor and subject to the lien of this Mortgage, or any part of these properties, is herein referred to as the "Mortgaged Property."

      PROVIDED ALWAYS, that if Mortgagor shall pay to Mortgagee the Notes at the time and in the manner stipulated therein, and in all other instruments securing the Note, and faithfully perform all the covenants and agreements in this Mortgage, and in all other instruments securing the Notes, to be kept, performed, or observed by Mortgagor, then this Mortgage shall cease and be void, but shall otherwise remain in full force and effect.

                           II. COVENANTS OF MORTGAGOR

      2.1. Compliance with Notes and Mortgage: Warranty of Title.

      Mortgagor shall comply with all provisions hereof, of the Notes, and of every other instrument securing the Notes, and will promptly pay to Mortgagee the principal with interest thereon, and all other sums required to be paid by Mortgagor under the Notes, this Mortgage, and all other instruments securing the Notes.

      2.2. Payment of Taxes and Liens.

      Mortgagor shall pay all taxes, assessments, liens, levies, liabilities, obligations, and encumbrances of every nature and kind whether now or hereafter imposed, levied, or assessed on the Mortgaged Property, this Mortgage, or the indebtedness secured hereby. Without limiting the generality of the foregoing, the Mortgagor shall pay all obligations secured by Mortgages having priority hereto, and an event of default upon such prior encumbrances shall be a default hereunder. All such payments shall be made when due and payable before they become delinquent and before any interest attaches or any penalty is incurred; provided, however, that the Mortgagor may withhold tax payments which are contested in good faith by appropriate judicial or administrative proceedings for so long as such tax delinquency does not adversely affect the mortgage or lien hereunder. Insofar as any such lien or encumbrance is of record, the same shall be promptly satisfied or released and evidence of such satisfaction or release shall be given to Mortgagee.

      2.3. Insurance.

      Mortgagor shall keep the improvements now existing or hereafter erected on the Mortgaged Property and all parts of the Mortgaged Property insured as may be required from time to time by Mortgagee against loss by fire or other casualty and contingency in such amounts and for such periods as may be required by Mortgagee, and to pay promptly, when due, all premiums for such insurance. All such insurance shall be carried with companies approved by Mortgagee and the policy and renewals thereof shall be held by Mortgagee and have attached thereto loss payable clauses in favor of and in form acceptable to Mortgagee. In the event of loss, Mortgagor shall give immediate notice by mail to Mortgagee and Mortgagee may make proof of loss if not made promptly by Mortgagor, and each insurance company concerned is hereby authorized and directed to make payments for such loss directly to Mortgagee instead of to Mortgagor, or to Mortgagor and Mortgagee jointly, and the insurance proceeds or any part thereof may be applied by Mortgagee, at its option, after deducting therefrom all of its expenses, including, without limitation, attorney's fees and costs, either to reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the indebtedness secured hereby, all right, title, and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee. Mortgagor shall deliver to Mortgagee a certificate or certificates of insurance evidencing the foregoing coverages in force and effect, naming Mortgagee an additional loss payee and providing the insurer shall give Mortgagee not less than 30 days notice of cancellation, termination, or non-renewal.

      2.4 Condemnation.

      If all or any material part of the Mortgaged Property shall be damaged or taken through condemnation (which term when used herein shall include any damage or taking by any governmental authority or any other authority authorized by the laws of the State of Florida or the United States of America to so damage or take, and any transfer by private sale in lieu thereof), either temporarily or permanently, then the entire outstanding indebtedness and other sums secured hereby shall, at the option of Mortgagee, become immediately due and payable. Mortgagee is hereby authorized, at its option, to commence, appear in, and prosecute, in its own or Mortgagor's name, any action, or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith. All such compensation awards, damages, claims, rights of action, and proceeds, and any other payments or relief, and the rights thereto, are hereby assigned by Mortgagor to Mortgagee, who, after deducting therefrom any amounts due upon senior encumbrances, and all of its expenses, including attorney's fees and costs, may release any monies so received by it for the benefit of Mortgagor, without affecting the lien of this Mortgage or may apply the same, in such manner as Mortgagee shall determine, to the reduction of the sums secured hereby, this Mortgage, or any other instruments securing the Note. Any balance of such monies then remaining shall be paid to Mortgagor. Mortgagor agrees to execute such further assignments of any compensations, awards, damages, claims, rights of action, and proceeds as Mortgagee may require.

      2.5 Care of Mortgaged Property.

      Mortgagor shall not remove or demolish any building or other property forming a part of the Mortgaged Property without the prior written consent of Mortgagee, nor permit, commit, or suffer any waste, impairment, or deterioration of the Mortgaged Property or any part thereof, and shall keep the same and the improvements thereof in good condition and repair. Mortgagor shall notify Mortgagee in writing within five (5) days of any injury, damage, or impairment of or occurring on the Mortgaged Property including, without limitation, serious injury or loss by death or otherwise occurring on the Mortgaged Property. Mortgagee may, at Mortgagee's discretion, have the Mortgaged Property inspected at the time.

      2.6 Mortgagee's Right to Make Certain Payments.

      In the event Mortgagor fails to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations, and encumbrances, or fails to keep the Mortgaged Property insured or to deliver the policies, premiums paid, or fails to repair the Mortgaged Property as herein agreed, Mortgagee is hereby authorized, at its election, to pay and/or discharge the taxes, assessments, liens, levies, liabilities, obligations, and encumbrances, or any part thereof, without being required to investigate the validity and/or necessity thereof, and without Mortgagee waiving or affecting any option, lien, equity, or right under or by virtue of this Mortgage. The full amount of each and every such payment made by Mortgagee shall be immediately due and payable by Mortgagor and shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined, and together with such interest, shall be secured by the lien of this Mortgage. Nothing herein contained shall be construed as requiring Mortgagee to advance or expend monies for any of the purposes mentioned in this Paragraph.

      2.7 Payment of Expenses.

      Mortgagor shall pay all of the costs, charges, and expenses, including, without limitation, reasonable attorney's fees and costs, disbursements, and costs of abstracts of title, incurred or paid at any time by Mortgagee because and/or in the event of the failure on the part of Mortgagor promptly and fully to perform, comply with, and abide by each and every stipulation, agreement, condition, and covenant of the Notes, this Mortgage, and any other instrument securing the Note. Such costs, charges, and expenses shall be immediately due and payable, without notice, demand, attempt to collect, or suit pending. The full amount of each and every payment shall bear interest from the date thereof until paid at the Default Rate, as hereinafter defined. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of this Mortgage.

      2.8. No Transfer.

      It is understood and agreed by Mortgagor that as part of the inducement to Mortgagee to make the loan evidenced by the Notes, Mortgagee has considered and relied on the credit worthiness and reliability of Mortgagor. Mortgagor covenants and agrees not to sell, convey, transfer, lease, or further encumber any interest in or any part of the Mortgaged Property without the prior written consent of Mortgagee, and any such sale, conveyance, transfer, lease, or encumbrance made without Mortgagee's prior written consent shall be null and void. If any person should obtain an interest in all or any part of the Mortgaged Property pursuant to the execution or enforcement of any lien, security interest, or other right, directly or indirectly, whether superior, equal or subordinate to this Mortgage or the lien hereof, such event shall be deemed to be a transfer by Mortgagor and a default hereunder.

      2.9. After Acquired Property.

      The lien of this Mortgage will automatically attach, without further act, to all after acquired property, whether real or personal, located in or on, or attached to, or used or intended to be used in connection with or with the operation of the Mortgaged Property.

      2.10. Additional Documents.

      At any time and from time to time, upon Mortgagee's request, Mortgagor shall make, execute, and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be rerecorded or refiled at such time and in such offices and places as shall be deemed desirable by Mortgagee any and all such further mortgages, instruments of further assurance, certificates, and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete, enlarge, or perfect, or to continue and preserve the obligations of Mortgagor under the Notes and this Mortgage, and the lien of this Mortgage upon all of the Mortgaged Property, whether now owned or hereafter acquired by Mortgagor. Upon failure by Mortgagor to do so, Mortgagee may make, execute, record, file, rerecord, refile any and all such mortgages, instruments, certificates, and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as the agent and attorney-in-fact of Mortgagor to do so.

                             III. EVENTS OF DEFAULT

      Any one of the following shall constitute an Event of Default:

      3.1. (a) Failure by Mortgagor to pay, as and when due and payable, including cure periods, any installments of principal or interest due under the Notes, or any deposits for taxes and assessments or insurance premiums due hereunder, any and all other sums to be paid by Mortgagor hereunder, under the Notes, or under any other instrument securing the Notes or any sums to be paid by the Mortgagor under any instrument secured by a mortgage senior in priority to this Mortgage.

      (b) Failure by Mortgagor to duly keep, perform, and observe any covenant, condition, or agreement in the Notes, this Mortgage, or any other instrument securing the Notes for a period of thirty (30) days after Mortgagee gives written notice specifying the failure.

      (c) If Mortgagor or any guarantor or endorser of the Notes (i) files a voluntary petition in bankruptcy, or (ii) is adjudicated as bankrupt or insolvent, or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution, or similar relief for itself under any law relating to bankruptcy, insolvency, or other relief for debtors, or (iv) seeks, consents to, or acquiesces in the appointment of any trustee, receiver, master, or liquidator of itself or of all of any part of the Mortgaged Property, or (v) makes any general assignment for the benefit of creditors, or (vi) makes any admission in writing of its inability to pay its debts generally as they become due; or (vii) becomes subject to any order, judgment, or decree which involves a court arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal, state, or other statute, law, or regulation relating to bankruptcy, insolvency, or other relief for the debtors, which order, judgment, or decree remains unvacated and unstayed for an aggregate period of sixty (60) days, whether or not consecutive, from the date of entry thereof; or
(viii) any trustee, receiver, or liquidator of Mortgagor or of any part of the Mortgaged Property is appointed without the prior written consent of Mortgagee, which appointment shall remain unvacated and unstayed for an aggregate of sixty
(60) days, whether or not consecutive.

      (d) Any breach of any warranty or material untruth of any representation of Mortgagor contained in the Notes, this Mortgage, or any other instrument securing the Note.

      (e) An event of default under any existing or future notes, loans, advances, guarantee, or other indebtedness owed to the Mortgagee by the Mortgagor, or any or either of them, or under any instrument securing such indebtedness.

                            IV. REMEDIES OF MORTGAGEE

      4.1. Acceleration.

      If an Event of Default shall have occurred, Mortgagee may declare the outstanding principal amount of the Notes, the interest accrued thereon, and all other sums secured hereby, to be due and payable without demand, notice, or presentment for payment.

      4.2. Other Remedies.

      If an Event of Default shall have occurred, Mortgagee may proceed by suit or suits at law or in equity or by any other appropriate proceeding or remedy;
(a) to enforce payment of the Notes or the performance of any term hereof or any other right; (b) to foreclose this Mortgage and to sell, as an entirety or in separate lots or parcels, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction; (c) to collect all rents, issues, profits, revenues, income, accounts, proceeds, or other benefits from the Mortgaged Property; (d) to seek appointment of a receiver to enter upon and take possession of the Mortgaged Property and to collect all rents, issues, profits, revenues, income, accounts or other benefits thereof and apply the same as the court may direct, and such receiver shall have all rights and powers permitted under law; and (e) to pursue any other remedy available to it, including taking possession of the Mortgaged Property without notice or hearing to Mortgagor. Mortgagee shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Mortgagee may determine.

      4.3. No Waiver.

      No delay or omission of Mortgagee or of any holder of the Notes and Mortgage to exercise any right, power, or remedy accruing upon any Event of Default shall exhaust or impair any such right, power, or remedy to be construed as a waiver of any such Event of Default or constitute acquiescence therein.

      4.4. Non-Exclusive Remedies.

      No right, power, or remedy conferred upon or reserved to Mortgagee by the Notes, the Mortgage, or any other instrument securing the Notes, is exclusive of any other right, power or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given hereunder, under the Note or any other instrument securing the Notes, or now or hereafter existing at law, in equity, or by statute.

                                V. MISCELLANEOUS

      5.1. Successors and Assigns Bond.

      Whenever one of the parties hereto is named or referred to herein, the heirs, personal representatives, successors, and assigns of such party shall be included, and all covenants and agreements contained in this Mortgage, by or on behalf of Mortgagor or Mortgagee, shall bind and inure to the benefit of their respective heirs, personal representatives, successors and assigns.

      5.2 Invalid or Unenforceable.

      In the event that any of the covenants, agreements, terms, or provisions contained in the Notes, this Mortgage, or any other instrument securing the Notes, shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, in the Note, and any other instrument securing the Note, shall not be in any way affected, prejudiced, or disturbed thereby.

      5.3. Future Advances.

      This Mortgage is given to secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or are to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances are made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured at one time shall not exceed twice the original face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes, levies, or insurance on the Mortgaged Property, with interest on such disbursements at the Default Rate as hereinafter defined.

      5.4. Obligation of Mortgagor.

      Mortgagor shall pay the cost of releasing or satisfying this Mortgage of record.

      5.5. Default Rate.

      "Default Rate" has the meaning given to it in the Note.

      IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed this 12th day of April, 2000.

WITNESSES

                                           ELCOTEL, INC., a Delaware corporation

______________________________
Signature

______________________________             By:  /s/ William H. Thompson
                                           -------------------------------------
Printed Name                                Print Name:  William H. Thompson

                                            Title: Senior Vice President

______________________________
Signature

______________________________
Printed Name

STATE OF FLORIDA
COUNTY OF _________

      The foregoing instrument was acknowledged before me this ___ day of April, 2000, by ________________________________, as ___________________________ of
Elcotel, Inc., a Delaware corporation, who is personally known to me or has produced ______________ _______________________________ as identification.

                                            _______________________________
                                            Notary Public, State of Florida

                                            Print, Stamp or Type Name:

                                            _______________________________